Exhibit 10.25

January 31, 2012

John J. Pittas

20556 Myers Place

Leesburg, Virginia 20175

Re:	Modification of Second Amended and Restated Employment Agreement
dated as of August 1, 2010 ( “Employment Agreement”)

Dear Jay:

This letter agreement (hereinafter referred to as the “Modification Agreement”) shall confirm our mutual agreement regarding your recent change of position from President of Remy Inc. and Vice President – President, Original Equipment of Remy International, Inc. to your appointment to the position of Chief Commercial Officer for Remy International, Inc., effective January 10, 2012 (the “Effective Date”).

The Employment Agreement is modified as follows:

1)	a)	Section 2 of the Employment Agreement shall be modified to include Chief Commercial Officer as the current executive capacity under which you are now employed.

	b)	Section 8(f)(i) of the Employment Agreement shall be modified by adding the following sentence at the end of the subparagraph:

“Notwithstanding the foregoing, the change of position from being the President of Remy Inc. to Employee’s appointment to the position of Chief Commercial Officer shall not constitute “Good Reason” as defined in this Subsection 8(f) of the Agreement.”

2)	Except as modified herein, the Employment Agreement is reaffirmed and shall remain in full force and effect.

This Modification Agreement, as executed by you and the Company, shall be deemed to amend the Employment Agreement as of the Effective Date.

IN WITNESS WHEREOF, the undersigned have executed this Modification Agreement as of this 31st day of January, 2012.

/s/ John H. Weber	/s/ John J. Pittas
John H. Weber	John J. Pittas
Chief Executive Officer	Chief Commercial Officer
Remy International, Inc